Exhibit 10.4
Page 1


         LETTER OF INTENT - EWRX INTERNET SYSTEMS INC. & XCEED, INC.

EWRX Internet Systems, Inc. ("EWRX") is interested in retaining Xceed, Inc. to provide certain Internet development consulting services for its two subsidiaries, Classic Car Source, Incorporated and North Fork Webwrx Incorporated. The intent of both parties is to immediately complete a contract for the development of Classic Car Source, initiate work on the Classic Car Source contract and complete a definitive services agreement to define long-term services and business relationships.

The terms of this letter of intent are as follows:

1. Xceed, Inc. will provide a project scope of work, detailed spec sheets of all work to be performed by Xceed and Northfork, project schedule (milestones), work plan, estimate of cost for each of the items provided in their Appendix A: Budget and Schedule and a definitive contract.

2. The priority items for the work for the Classicar.com site are:

         Back end database: MS SQL Server 7.0 Solution, including site license, database development, implementation

         Programming and Implementation: Bulletin boards, event posting, chat, etc.

         Administration areas:
         Password  protected  areas for site  administrators  and moderators For
         easy  In-house  updates,  including  programming,   implementation  and
         training

3. EWRX anticipates that as part of the initial $50,000 of expenditures by EWRX, Xceed, Inc. will provide the project scope of work, project schedule, work plan and estimate of cost for $20,000 and initiate and complete portions of the work items in Item 2 in this letter (as defined and agreed to Item 1 above), for the remaining $30,000.

4. EWRX will pay Xceed, Inc. $20,000 upon signing this letter of intent and release additional portions of the $30,000 from an account held by a third-party as Xceed, Inc. provides evidence of work completed.

5. EWRX will also release additional funds as part of the total estimate of $300,000 to $350,000 to provide continuity of work, regardless of whether the definitive services contract has been consummated. Such work will be based on the schedule and work plan developed under Item 1 of the letter and payment will be made upon evidence of completion of such work.

6. The intent of EWRX and Xceed, Inc. us also to develop a strategic alliance to provide Internet consulting services and design between Xceed, Inc. and North Fork Webwrx Incorporated. As part of the alliance, Xceed Inc. will have first right of refusal to provide services to EWRX and subsidiaries on a competitive basis similar to those included in this letter of Intent and the definitive services contract and both companies will use the alliance to promote their individual businesses and companies.

7. The intent of EWRX is to include Xceed, Inc. as a financial partner of EWRX including equity ownership in EWRX by Xceed, Inc. and to participate in other business partnerships, acquisitions and business development. Upon mutual agreement between EWRX and Xceed, Inc., EWRX will issue shares of common stock of the company up to a total value of $150,000 for services provided by security regulations. EWRX will provide piggyback rights to any such issuance and add a warrant consideration as an added incentive. These shares shall be a part payment for the services provided for in the definitive agreement.

8. As a result of this letter of Intent EWRX and Xceed, Inc. agree to consummate a definitive services contract on at timely basis based on this letter of Intent and subject to approval of the respective Board of Directors of each company. The general format of the agreement provided by Xceed, Inc. on June 11, 1999 is agreeable to EWRX with each company providing applicable changes as a result of this letter of Intent and advice of legal counsel.

Agreed to this                          day of July, 1999
              --------------------------

For EWRX Internet Systems Inc.


Ronald C. Davis
President and CEO




For Xceed, Inc.



James Altucher
Co-CEO/President